ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement is made this 27th day of March, 2000 (the "Agreement"), by and between Financial Intranet, Inc., a Nevada corporation ("Purchaser"), and LongYin Network Technology Co., Ltd., a limited liability company organized under the laws of the Province of Guangdong, the People's Republic of China and doing business as Cyber Information System Co., Ltd. ("Seller").

                                                     RECITALS

         Seller hereby agrees to sell, transfer and assign, and Purchaser hereby agrees to purchase from the Seller, the Acquired Assets (as defined below), subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

     1. Certain Definitions.

         a. As used in this Agreement, "Domain Names" collectively mean the top-level internet domain names "www.hotage.com" and "www.hotage.net", including all lower-level internet domain names for which "www.hotage.com" and "www.hotage.net" are a root or parent, whether in the form of an address for use in electronic mail transfer, a universal resource locator (or URL), a file transfer protocol (or FTP) location or other form suitable for specifying the location of an electronic data file over a distributed computer network.

         b. As used in this Agreement, "E-mail Magazine" means any and all magazines owned by Seller and distributed via internet electronic mail to users and designated as "E-age e- mail magazine," the various "channels" thereto and the related proprietary databases regarding subscribers and users of such internet electronic distributed magazines.

         c. As used in this Agreement, "Acquired Assets" means (1) the Domain Names and the registrations thereof, together with the goodwill of the business connected with and symbolized by such Domain Names, and any intellectual property rights relating thereto, to the extent any such trademark, service mark or intellectual property rights exist; (2) all information and Intellectual Property (as defined below) related to or available through the Domain Names and/or resident on the host servers operated by or on behalf of Seller which provide access to such Domain Names; and (3) the E-mail Magazine and all information and Intellectual Property related to, contained in or accessible through the E-mail Magazine.

     d. As used in this Agreement, "Intellectual Property" means all of the following materials and information (whether or not reduced to writing or patentable or protectible by copyright) that Seller has developed, conceived, in whole or in part, in connection with the Domain Names, the internet web sites operated on the Domain Names or the E-mail Magazine:

                  (1) Discoveries, concepts, and ideas including, without limitation, the nature and results of research and development activities, processes, formulas, inventions, techniques, "know-how," designs, drawings and specifications relating to the Domain Names, the internet web sites operated on the Domain Names or the E-mail Magazine;

                  (2) Production processes, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer, supplier and distributor data and other materials or information relating to the Domain Name, the internet web sites operated on the Domain Name or the E-mail Magazine, including, but not limited to affiliations, links, rights to content, and the portable internet user traffic;

                  (3) Applications, operating systems, data bases, communications and other computer software, now existing and developed for use on any operating system, and all modifications, enhancements and versions and all options available with respect thereto, including, but not limited to, Java code, HTML (Hyper-Text Markup Language) code and ASP (Microsoft Active Server Pages) code;

                  (4) Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals;

                  (5) Any other materials or information related to the business or activities of Seller that are related to the Domain Names, the internet web sites operated on the Domain Names or the E-mail Magazine and which are not generally known to others engaged in similar businesses or activities; and

                  (6) Patents, trademarks, and service marks and registrations thereon, any applications therefor and the goodwill associated therewith and with the business of the Domain Names, the internet web sites operated on the Domain Names or the E-mail Magazine, copyrights, trade secrets, all inventions, whether or not patentable, and any product, drawing, design, recording, computer software program, licenses, writing, literary work or other author's work, in any other tangible form developed in whole or in part by or for Seller in connection with the Domain Names, the internet web sites operated on the Domain Names or the E-mail Magazine.

2.       Acquired Assets

     b. Assignment of Domain Names and E-mail Magazine. For good and valuable consideration, payable at Closing as provided for in Paragraph 4, Seller agrees to transfer and assign to Purchaser at the Closing all of the Acquired

     Assets. The transfer and the assignment shall take effect at the Closing as set forth herein upon delivery of the consideration provided for in Section 3.

         b. Cooperation in Transferring Domain Names. Seller agrees to cooperate with Purchaser and to follow Purchaser's reasonable instructions in order to effectuate the transfer of the Domain Name registrations in a timely manner. Seller covenants to fully cooperate with and assist Purchaser in the submission of any documentation required by an Internet Corporation for Assigned Names and Numbers accredited registrar (an "Accredited Registrar") selected by the Purchaser. Seller acknowledges that the Accredited Registrar selected by the Purchaser is Network Solutions, Inc. ("NSI") and, subject to change of the selected Accredited Registrar by Purchaser, Seller shall execute and deliver to Purchaser at Closing the Internet Domain Name Assignment and NSI's Registrant Name Change Agreement Version 3 as set forth in Exhibit "A", a copy of which is attached hereto and incorporated herein by reference.

     c. Assignment of Intellectual Property Rights. Seller shall execute and deliver to Purchaser at Closing an Assignment as set forth in Exhibit "B", a copy of which is attached hereto and incorporated herein by reference.

     d. Warranties. Seller warrants and represents that:

     (v) Seller is the sole legal and beneficia owner of the Acquired Assets, and owns all such properties and assets free and clear of any liens, claims or encumbrances.

     (vi) Seller properly registered the Domain Names with an Accredited Registrar (or any other entity responsible for maintaining records of ownership of internet domain names) without committing fraud or misrepresentation.

     (vii) Seller is a limited liability company duly organized and validly existing, is in good standing under the laws of the Province of Guangdong and the People's Republic of China and has all requisite power and authority to carry on its business as now conducted and proposed to be conducted.

     (viii)All corporate action on the part of Seller, its officers, directors, shareholders and/or members necessary for the authorization, execution, delivery and performance of all obligations of Seller under this Agreement and for the sale, transfer and delivery of the Acquired Assets has been or shall be taken prior to the Closing; and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of Seller.

     (ix) Seller's use of the Acquired Assets ha not infringed on the rights of any third party, including, without limitation, any Intellectual Property rights.

     (x)  There  are  no  software   licenses  or   contracts,   agreements   or
understandings with third parties that restrict the use or diminish the value of the Acquired Assets.

     (xi) Purchaser's ownership, operation, use and maintenance of the Acquired Assets will not violate any law, rule or regulation of the People's Republic of China (the "PRC") or result in the denial of access to the Acquired Assets by the PRC to its citizens, provided that Purchaser operates, uses and maintains the Acquired Assets in substantially the same manner as did Seller immediately prior to Closing.

     (xii) No consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with any governmental authority on the part of Seller are required in connection with the sale, transfer and delivery of the Acquired Assets to Purchaser or the other transactions contemplated in this Agreement.

     (xiii)Immediately prior to Closing Seller ha not less than 800,000 distinct and separate users who access and view through the Internet the Domain Names and the E-mail Magazine.

     (x) Neither Seller nor any officer, employee, agent or representative of Seller, respectively, nor any person acting on their behalf, has offered, promised, authorized or made any payment or gift of anything of value in violation of law to any official, political party or official thereof, or candidate for political office for the purpose of influencing any act or decision in an official capacity, or of inducing any act or omission in violation of a lawful duty, or any use of influence with any government or instrumentality thereof, in order to assist in obtaining or retaining business for or with, or directing business to, any person with respect to Seller. Seller, will not, directly or indirectly, use all or part of any payment received by it pursuant to this Agreement (including but not limited to any payment made at the Closing) for any such purpose.

         e. Complete Transfer. Seller expressly agrees that the sale of the Acquired Assets as provided in this Agreement constitutes a complete transfer of all of its right, title and interest with respect to the Acquired Assets and that Seller reserves no rights to market, transfer or otherwise deal with the Acquired Assets. Purchaser shall have no obligation to Seller to support, maintain, offer or do any other act relating to the Acquired Assets, and may dispose of the Acquired Assets as Purchaser, in its sole discretion, decides.

     f. Liabilities Not Assumed. The parties understand and agree that Purchaser does not assume, and shall not be liable for, any of the obligations and liabilities of Seller of any kind or nature, and Seller shall be solely obligated to discharge all such liabilities and obligations.

3.       Purchase Price.

         Purchaser agrees to pay Seller as follows:

         a. At Closing, Four Hundred Thousand Dollars ($400,000.00). Of such amount, Two Hundred Thousand Dollars ($200,000.00) shall be paid by wire transfer in immediately available funds to an account designated by Seller and Two Hundred Thousand Dollars ($200,000.00) shall be deposited in a trust account and disbursed as provided in the Trust Agreement attached as Exhibit "C" (the "Trust Agreement").

     b. At Closing, Purchaser shall issue One Million One Hundred Thousand (1,100,000) shares of its common stock, $0.001 par value per share (the "Shares"), to Seller, as consideration hereunder, which shall be covered by Purchaser's Registration Statement on Form SB-2, Registration No. 333-72975, and declared effective by the Securities and Exchange Commission on October 8, 1999 (the "Registration Statement"). Of such amount, a certificate representing Five Hundred Thousand (500,000) Shares shall be delivered to Seller at Closing and a certificate representing Six Hundred Thousand (600,000) Shares shall be deposited in a trust account and released as provided in the Trust Agreement.

     c. At Closing, Purchaser shall also issue an additional Two Hundred Fifty Thousand (250,000) Shares, which shall not be covered by the Registration Statement. A certificate representing such Shares shall be deposited in a trust account and released as provided in the Trust Agreement. In connection with the issuance of such Shares, Seller represents and warrants that (i) it is an "accredited investor" (within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Act")); (ii) it is aware that such Shares will be "restricted securities" subject to transfer restriction, and will not be registered under the Securities Act of 1933, as amended; (iii) such Shares are being acquired solely for its own account for investment and is not being purchased for resale, fractionalization or distribution; and (iv) it has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge such Shares, or any part thereof and it has no present plan to enter into any such contract, undertaking, agreement or arrangement.

     d. With respect to the Shares to be issued as provided in Section 3 c., Seller agrees not to dispose of such Shares or any interest therein, unless and until such Shares have been validly registered under the Act and all applicable state securities laws or transfers are permitted under Rule 144 of the Act, or Purchaser has been furnished an opinion of counsel reasonably satisfactory to Purchaser that the intended disposition does not violate the Act, the rules and regulations of the Securities and Exchange Commission thereunder or any applicable state securities laws. The certificates representing such Shares shall bear a legend to the foregoing effect.

4.       Closing.

                           a. The Closing  shall take place at a date,  time and
                  location agreed to by the parties, but not later than the close of business on March 24, 2000. In the event the Closing does not occur by such date, then this Agreement shall terminate and the rights and obligations of the parties to this Agreement shall be of no further force and effect; provided, however, that no party hereunder shall be relieved of any breach of this Agreement occurring prior to such termination date. At Closing, each party shall deliver to the other such payments, documents, certificates, consents, approvals and waivers that shall be reasonably necessary to consummate the obligations of the parties hereunder. The representations and warranties of Seller set forth in Section 2 d. shall survive the Closing for a period of five years.

         b. At Closing, Seller shall deliver to Purchaser at such location as Purchaser may reasonably request a copy of those portions of the Acquired Assets consisting of source code, programmers' notes, test scripts, build scripts and any and all other documentation and information necessary and useful to understanding and using the source code for the Acquired Assets downloaded and transferred to a CD-ROM.

5.       Expenses.

         Except as specified in Section 11, each party to this Agreement shall bear all of his or its expenses incurred in the performance hereof, regardless of whether the transactions contemplated herein are consummated. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement. If a party, however, has retained the services of such person, such party shall be solely responsible for any fee or commission.

6.       Cooperation.

         The parties agree that after Closing they shall provide reasonable cooperation with respect to the matters that are subject to this Agreement.

7.       Confidentiality and Public Relations.

                           b. No party, without the consent of the other parties, shall disclose the provisions contained herein to any third parties (other than as may be required by law, in connection with legal or administrative proceedings, or to attorneys, accountants, and consultants they may have retained to represent them in connection herewith), and this provision shall survive the Closing. There will be no public announcement of this Agreement except as provided below.

     c. Subsequent public relations and advertising related to the Acquired Assets shall be strictly under the control and approval of Purchaser, as to timing and content, including any announcements related to this transaction, which is otherwise to be strictly confidential.

8.       Miscellaneous.

     a. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York.

                           b. Venue. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the federal (if permitted by law and a party elects to file an action in federal court) courts located in the County of Westchester. This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section. Each party waives any right it may have to assert the doctrine of forum non-conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

                           c. Indemnity.  Each party will indemnify,  defend and
                  hold harmless the other party hereto from and against losses incurred through claims of third persons or arising from breach by any party hereto of such party's representations, warranties or covenants, contained in this Agreement. Seller authorizes Purchaser to set-off and deduct from any Shares to be issued as provided in Sections 3 b. and c. the amount of any claim, loss or damage incurred by Purchaser or Purchaser by reason of the breach of any representation, warranty or covenant made by Seller. The number of Shares to be set-off, if any, shall be equal to the amount of the claim, loss or damage incurred divided by the closing price of a Share on the last trading day preceding any such, loss or damage.

     d. Agreement Drafted By Both Parties. This Agreement is the result of arm's length negotiations between the parties and shall be construed to have been drafted by both parties such that any ambiguities in this Agreement shall not be construed against either party.

     e. Section Headings. The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

     f.   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties as of the execution date at such time as all the signatories hereto have signed a counterpart of this Agreement.

     g. Notices. Any notices required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon delivery (whether by mail, fax, personal delivery, courier or delivery service or otherwise), unless delivery occurs after normal business hours or on a day that is not a business day, which shall result in delivery on the next business day, to a party at its address shown below or at such other address as such party may designate by ten days advance written notice to the other party:

                 To: Purchaser

                  Financial Intranet, Inc.
                  116 Radio Circle
                  Mt. Kisco, New York  10549
                  Attn:  Chief Financial Officer

                  and

                  To: Seller

                  LongYin Network Technology Co. Ltd.
                     No. 15 Ronggui Lane, North Dezheng Road
                                Guangzhou, 510055
                                      China
                                Attn: Yunneng He

     h. Severability. If any provision of this Agreement shall be or be determined to be unenforceable, void or otherwise contrary to law, such condition shall in no manner operate to render any other provision of this Agreement unenforceable, void or contrary to law, and this Agreement shall continue to be operative and enforceable in accordance with the remaining terms and provisions hereof.

     i. Exhibits. Exhibit A, Exhibit B and Exhibit C attached to this Agreement are incorporated herein and made a part hereof for all purposes, and references herein thereto shall be deemed to include this reference and incorporation.

     9. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement, and it supersedes all other prior and contemporary agreements, understandings, and commitments between the parties with respect to the subject matter of this Agreement

     10. Successors and Assigns. This Agreement is binding on and shall inure to the benefit of the respective successors and/or assigns of the parties; provided, however, the rights and obligations of Seller may not be assigned, transferred or convey without the prior written consent of

     Purchaser. Purchaser may assign and transfer its rights and obligations under this Agreement to a wholly owned subsidiary of Purchaser.

     11. Attorney's Fees. In the event either party files suit t enforce any of the terms hereof, the prevailing party shall be entitled to an award of all reasonable attorney's fees and court costs.

     12. Additional Agreements. After the Closing, Purchaser contemplates organizing under the laws of the PRC a wholly owned subsidiary, which may own, manage and operate the Acquired Assets. Seller covenants and agrees to use its best efforts to assist Purchaser in organizing such subsidiary and obtaining all licenses, permits, approvals and registrations as may be necessary or convenient for conducting internet content provider and related services in the PRC.

     13. U.S. Dollars. All amounts of money specified or referred to in or contemplated by this Agreement shall mean United States Dollars.

14.      Signatures.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


                                            [Signatures on next page]

                                   FINANCIAL INTRANET, INC.

                                   By: /s/Michael Sheppard
                                       Name: Michael Sheppard
                                   Title: President and Chief Operating Officer




                                   LONGYIN NETWORK TECHNOLOGY CO., LTD.

                                   By: /s/Yunneng He
                                       Name: Yunneng He
                                       Title: President

                                                     EXHIBIT A


                                          INTERNET DOMAIN NAME ASSIGNMENT

     THIS INTERNET DOMAIN NAME ASSIGNMENT (this "Assignment"), dated as of March 27, 2000, is by and between LongYin Network Technology Co., Ltd., a limited liability company organized under the laws of the Province of Guangdong, the People's Republic of China and doing business as Cyber Information System Co., Ltd. ("Seller"), and Financial Intranet, Inc., a Nevada corporation ("Purchaser").

Recitals

     WHEREAS, Seller is the sole owner of all right, title and interest in and to the Domain Names, as defined below; and

         WHEREAS, the Purchaser desires to acquire all of Seller's right, title and interest in and to the Domain Names, and Seller is willing to sell the same to the Purchaser;

                                                     Agreement

         THEREFORE, in consideration of the payment and other obligations, the parties hereto agree as follows:

         1.       DEFINITION OF DOMAIN NAMES.

         As used in this Assignment, "Domain Names" shall mean the top-level internet domain name "hotage.com" including all lower-level internet domain names for which "hotage.com" is a root or parent, whether in the form of an address for use in electronic mail transfer, a Universal Resource Locator (or
URL), a file transfer protocol (or FTP) location, or other form suitable for specifying the location of an electronic data file over a distributed computer network.

         2.       DOMAIN NAME ASSIGNMENT.

         Seller hereby, assigns, sells, quitclaims and transfers to Purchaser all rights of license, assignment, ownership, title or other interest in and to the Domain Names. Seller covenants to promptly take whatever actions are reasonably necessary, including, but not limited to, executing additional assignments as requested by Seller, to assist Purchaser in perfecting Purchaser's rights to the Domain Names. In particular, Seller hereby covenants to fully cooperate with and assist Seller in the submission of any electronic mail messages required by Network Solutions, Inc. ("NSI") (or any other entity responsible for maintaining records of ownership of Internet domain names) to transfer the assignment of the Domain Names from Seller to Purchaser, in accordance with NSI's (or such other entity's) procedures and policies.

                       3.      RIGHT TO ASSIGN.

         Seller represents and warrants to Purchaser that Seller is the sole owner of all right, title and interest in and to the Domain Names, free and clear of any liens, material restrictions or adverse claims, and that Seller has neither transferred nor caused to be transferred any right, title or interest in any of the Domain Names to any person not a party to this Assignment.

         4.       GOVERNING LAW.

         This Assignment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to choice of law principles.

         5.       INTEGRATION CLAUSE.

         This Assignment constitutes the entire agreement between the parties with respect to the assignment of the Domain Names and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings.

         6.       NO WAIVER.

         Without waiving the applicable statutes of limitations, the parties understand and agree that no forbearance by any party to enforce any provisions hereof or any rights existing hereunder shall constitute a waiver of such provisions or rights, or be deemed to affect an amendment or modification of this Assignment.

                       7.      MODIFICATION.

         This Assignment shall not be amended or modified except in writing signed by both parties hereto.

         8.       PROOF OF ASSIGNMENT.

         This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Assignment to produce or account for more than one such counterpart.



                             [Remainder of the Page Intentionally Left Blank]

                                     SELLER:

                                           LONGYIN NETWORK TECHNOLOGY CO., LTD.


                                           By: /s/Yunneng He
                                 Its: President



                                   PURCHASER:

                                   FINANCIAL INTRANET, INC.


                                   By: /s/Michael Sheppard
                                     Its: President and Chief Operating Officer

                                                     EXHIBIT A

                                          INTERNET DOMAIN NAME ASSIGNMENT

     THIS INTERNET DOMAIN NAME ASSIGNMENT (this "Assignment"), dated as of March 27, 2000, is by and between LongYin Network Technology Co., Ltd., a limited liability company organized under the laws of the Province of Guangdong, the People's Republic of China and doing business as Cyber Information System Co., Ltd. ("Seller"), and Financial Intranet, Inc., a Nevada corporation ("Purchaser").

Recitals

     WHEREAS, Seller is the sole owner of all right, title and interest in and to the Domain Names, as defined below; and

         WHEREAS, the Purchaser desires to acquire all of Seller's right, title and interest in and to the Domain Names, and Seller is willing to sell the same to the Purchaser;

                                                     Agreement

         THEREFORE, in consideration of the payment and other obligations, the parties hereto agree as follows:

         1.       DEFINITION OF DOMAIN NAMES.

         As used in this Assignment, "Domain Names" shall mean the top-level internet domain name "hotage.net" including all lower-level internet domain names for which "hotage.net" is a root or parent, whether in the form of an address for use in electronic mail transfer, a Universal Resource Locator (or
URL), a file transfer protocol (or FTP) location, or other form suitable for specifying the location of an electronic data file over a distributed computer network.

         2.       DOMAIN NAME ASSIGNMENT.

         Seller hereby, assigns, sells, quitclaims and transfers to Purchaser all rights of license, assignment, ownership, title or other interest in and to the Domain Names. Seller covenants to promptly take whatever actions are reasonably necessary, including, but not limited to, executing additional assignments as requested by Seller, to assist Purchaser in perfecting Purchaser's rights to the Domain Names. In particular, Seller hereby covenants to fully cooperate with and assist Seller in the submission of any electronic mail messages required by Network Solutions, Inc. ("NSI") (or any other entity responsible for maintaining records of ownership of Internet domain names) to transfer the assignment of the Domain Names from Seller to Purchaser, in accordance with NSI's (or such other entity's) procedures and policies.

                       3.      RIGHT TO ASSIGN.

         Seller represents and warrants to Purchaser that Seller is the sole owner of all right, title and interest in and to the Domain Names, free and clear of any liens, material restrictions or adverse claims, and that Seller has neither transferred nor caused to be transferred any right, title or interest in any of the Domain Names to any person not a party to this Assignment.

         4.       GOVERNING LAW.

         This Assignment shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to choice of law principles.

         5.       INTEGRATION CLAUSE.

         This Assignment constitutes the entire agreement between the parties with respect to the assignment of the Domain Names and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings.

         6.       NO WAIVER.

         Without waiving the applicable statutes of limitations, the parties understand and agree that no forbearance by any party to enforce any provisions hereof or any rights existing hereunder shall constitute a waiver of such provisions or rights, or be deemed to affect an amendment or modification of this Assignment.

                       7.      MODIFICATION.

         This Assignment shall not be amended or modified except in writing signed by both parties hereto.

         8.       PROOF OF ASSIGNMENT.

         This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Assignment to produce or account for more than one such counterpart.



                              [Remainder of the Page Intentionally Left Blank]

                                     SELLER:

                                            LONGYIN NETWORK TECHNOLOGY CO., LTD.


                                           By: /s/Yunneng He
                                 Its: President



                                   PURCHASER:

                                            FINANCIAL INTRANET, INC.


                                          By: /s/Michael Sheppard
                                     Its: President and Chief Operating Officer

                                                     EXHIBIT B



                                    ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

     THIS ASSIGNMENT is dated as of March 27, 2000 and made by and between LongYin Network Technology Co., Ltd., a limited liability company organized under the laws of the Province of Guangdong, the People's Republic of China and doing business as Cyber Information System Co., Ltd., whose office is located at No. 15, Ronggui Lane, North Dezheng Road, Guangzhou, Guangdong 510055, People's Republic of China (the "Assignor"), and Financial Intranet, Inc., a Nevada corporation, whose office is located at 116 Radio Circle, Mt. Kisco, New York 10549 (the "Assignee").

WHEREAS:

         A. Pursuant to an Asset Purchase Agreement dated March 23, 2000, between the Assignor and the Assignee (the "Asset Purchase Agreement"), the Assignor has agreed to enter into an assignment to assign to the Assignee all right, title and interest in and to the Acquired Assets (as defined in the Asset Purchase Agreement);

         B. Accordingly, the parties hereto have agreed to enter into this Assignment to assign to the Assignee all of Assignor's right, title interest in and to the Acquired Assets (as defined in the Asset Purchase Agreement).

NOW IT IS HEREBY AGREED as follows:

         1. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Assignor HEREBY ASSIGNS with full title guarantee to the Assignee absolutely free from all liens, charges, security interests and/or encumbrances whatsoever all its right, title and interest in and to the Acquired Assets (as defined in the Asset Purchase Agreement) including all statutory and common law rights attaching thereto and the right to sue for past infringements and to retain any damages obtained as a result of such action, to hold unto the Assignee absolutely.

         2. The Assignor, its successors and assigns covenants and agrees to cooperate with Assignee so that Assignee may enjoy to the fullest extent the benefit of this Agreement. Such cooperation shall include but not limited to:

     (a) Prompt execution of all papers that are deemed necessary or desirable by Assignee to perfect the right, title and interest herein conveyed, and

     (b) Prompt execution of all petitions, oaths, specifications,  declarations
or
other papers that are deemed necessary or desirable by Assignee for prosecuting patent applications, for filing and prosecuting substitute, division, continuing, or additional applications in the United States and/or foreign countries, for filing and prosecuting applications for reissuance or reexamination of letters patent, and for interference proceedings involving and covering any of the Acquired Asset, and

                  (c) Prompt assistance and cooperation, including but not limited to execution of documents and testifying, in the prosecution of legal proceedings involving any of the Acquired Assets, including, but not limited to, patent prosecution, interference proceedings, infringement court actions, opposition proceedings, cancellation proceedings, priority contests, unfair competition court actions, trade secret court actions, public use proceedings, slander, license breach and royalty collection proceedings and any other legal proceedings.

     3. The Assignor represents and warrants that Assignor has the right to make the assignment set forth herein.

         4. This Assignment shall be binding on the Assignor and its heirs, administrators, executors, successors, trustees, devisees and assigns and shall inure to Assignee, its successors, trustees, devisees and assigns.

         EXECUTED as of the date first above written.


                                          LONGYIN NETWORK TECHNOLOGY
                                            CO., LTD.

                                           By:  /s/Yunneng He
                                           Name: Yunneng He
                                           Title: President


                                          FINANCIAL INTRANET, INC.

                                          By:  /s/Michael Sheppard
                                          Name: Michael Sheppard
                                   Title: President and Chief Operating Officer

                                                     EXHIBIT C

                                                  TRUST AGREEMENT

     8. This Trust Agreement (the "Agreement") is entered into a of the 27th day of March, 2000 by and among Financial Intranet, Inc., a Nevada corporation ("Purchaser"), LongYin Network Technology Co., Ltd., a limited liability company ("Seller"), and Cogswell Nakazawa & Chang ("Trustee"). This Agreement is the Trust Agreement provided for in Section 3 of that certain Asset Purchase Agreement ("Asset Purchase Agreement") of even date herewith by and between Seller and Purchaser.

     9. Purchaser has delivered to Trustee certificates representing an aggregate 850,000 shares of the common capital stock, $0.001 par value per share, of Purchaser (the "Escrowed Shares") issued in the name of Seller, of which 250,000 shares are restricted securities. Purchaser has also paid US$200,000.00 (the "Escrowed Cash") to Trustee. (The Escrowed Shares and the Escrowed Cash are referred to collectively as the "Escrowed Property".) Trustee acknowledges receipt of the Escrowed Property and agrees to hold the Escrowed Property on the terms and subject to the conditions of this Agreement.

     10. Trustee shall invest the Escrowed Cash in accordance with the requirements of the State Bar of California.

     11. Trustee shall hold the Escrowed Property until Trustee receives the appropriate Instruction to Release such property upon the occurrence of an event specified in Exhibit A, which is subject to adjustment as provided in Section 8
 .c of the Asset Purchase Agreement.

     12. If an event specified in Exhibit A occurs before the specified performance deadline date, Purchaser shall promptly deliver an Instruction to Release to Trustee confirming such occurrence and the Escrowed Property to be released, whereupon Trustee shall deliver such Escrowed Property to the President of Seller.

     13. The form of Instruction to Release is attached as Exhibi B.

     14. If appropriate Instruction(s) to Release are not receive by Trustee by 5:00 P.M., local time, in New York, New York on each of the performance deadline dates specified on Exhibit A, Purchaser may elect to terminate this Agreement as to the Escrowed Property set forth opposite such specified date by written notice to Seller and Trustee. Upon receipt of such notice, Trustee shall pay any Escrowed Cash and deliver the Escrowed Shares set forth opposite such date to Purchaser.

     15. All parties understand and agree that Trustee is not a principal, participant, or beneficiary of the underlying transaction which necessitates this Agreement. The Trustee shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Trustee shall be responsible for holding, investing and disbursing the Escrowed Property pursuant to the Agreement, but in no event shall it be liable for any exemplary or consequential damages.

     16. Trustee shall not be liable for losses on any investment made by it pursuant to and in compliance with Paragraph 3.

     17. If any controversy should arise between the undersigned with respect to this Agreement or with respect to the right to receive the Escrowed Property, Trustee shall have the right to consult counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. In the event it is a party to any dispute, Trustee shall have the additional right to refer such controversy to binding arbitration.

     18. Trustee shall have no liability under, or duty to inquir beyond the terms and provision of this Agreement, and it is agreed that its duties are purely ministerial in nature, and that Trustee shall incur no liability whatsoever, except for willful misconduct or gross negligence so long as it has acted in good faith. Trustee shall not be bound by any modification, amendment, termination, cancellation, rescission or suspension of this Agreement unless the same shall be in writing and signed by Seller and Purchaser and, if its duties as Trustee hereunder are affected thereby, unless it still have consented thereto.

     19. Trustee may at any time resign hereunder by giving written notice of its resignation to the other parties hereto, at least 30 days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Escrowed Property hereunder shall be delivered to such person as may be designated in writing by the appropriate parties executing this Trust Agreement, whereupon all Trustee's obligation hereunder shall cease and terminate. Trustee's sole responsibility until such termination shall be to keep safely all Escrowed Property and to deliver the same to a person designated by the appropriate parties executing this Trust Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

     20. The parties agree to indemnify, defend and hold Trustee harmless form and against any and all losses, damages, taxes, liability and expense that may be incurred by Trustee hereunder, including the legal costs and expense of defending itself against any claim or liability in connection with its performance hereunder.

     21. Seller agrees to pay Trustee its fees for the services rendered pursuant to the provisions of this Trust Agreement and will reimburse Trustee for reasonable expenses, including reasonable attorneys' fees incurred in connection with the negotiations, drafting and performance of such services. Activities requiring excessive administrator time or out-of- pocket expenses such as optional substitution of collateral or securities shall be deemed extraordinary expenses for which related costs, transaction charges, and additional fees will be billed to Seller at Trustee's standard charges for such items.

     22. The parties warrant to Trustee that there are no Federal state or local tax liability or filing requirements whatsoever concerning Trustee's actions contemplated hereunder and warrant and represent to Trustee that Trustee has no duty to withhold or file any report or any tax liability under any Federal or State income tax, local or State property tax, local or State sales or use taxes, or any other tax by any taxing authority. The parties hereto agree to jointly and severally indemnify Trustee fully for any tax liability, penalties or interest incurred by the Trustee arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any tax liability is ultimately assessed against Trustee for any reason as a result of its action hereunder (except for Trustee's individual income tax liability arising from its income or fees).

     23. Trustee shall have no liability for loss arising from an cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of any agent or correspondent selected by Trustee or the parties hereto; (b) any delay, error, omission or default connected with the remittance of funds; (c) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; or (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers or agents, executed this Agreement in multiple originals on the dates set forth next to their respective names below, but effective as of the day and year first above written.

COGSWELL NAKAZAWA & CHANG

By: /s/Peiwen Chang
Name:  Peiwen Chang
Title:  Partner


FINANCIAL INTRANET, INC.

By:  /s/Michael Sheppard
Name:  Michael Sheppard
Title:  President and Chief Operating Officer


LONGYIN NETWORK TECHNOLOGY CO., LTD.

By: /s/Yunneng He

Name:  Yunneng He
Title:  President

                                                     EXHIBIT A




                    Event                           Escrowed Property to                Performance
                                                         be Released                   Deadline Date

1.  Execution and delivery of                  A certificate in the            April 3, 2000
Consulting Agreements in form and              name of Seller
content satisfactory to Purchaser by           representing 175,000
Weicao Huo, Zhifeng Ding,                      shares of Purchaser
Jianrong Feng and Yu Ke

2.  Execution and delivery of                  A certificate in the            June 30, 2000
written agreements in form and                 name of Seller
content satisfactory to Purchaser by           representing 175,000
not less than nine existing internet           shares of Purchaser
content providers of Seller to
continue to provide content and
other services to Purchaser or its
foreign owned entity

3.  Approval by the People's                   US$200,000 and a                September 30, 2000
Republic  of  China  and its  political  certificate  in the  name  subdivisions
(collectively,  "PRC") of Seller  representing of Purchaser's  organization  and
500,000 shares of ownership of a foreign owned utility  Purchaser,  of which for the purpose of Purchaser's 250,000 shares shall be ownership, operation, use and restricted securities as maintenance of the Acquired Assets provided in Sections
(as defined in that certain Asset 3.c and 3.d of the Asset Purchase Agreement of even  date  Purchase  Agreement  herewith  between  Seller  and  Purchaser)  and
Purchaser's  receipt  of  all  consents,   approvals,  orders,   authorizations,
registrations  or  qualifications  from the PRC necessary for such foreign owned enterprise  to own,  operate,  maintain and use a server  located in the PRC and download and upload  electronic  files,  materials  and other data  therefrom or thereto.
---------------------------------------------  ------------------------------- -----------------------------


                                                     EXHIBIT B

                                          FORM OF INSTRUCTION TO RELEASE



Cogswell Nakazawa & Chang
115 Pine Avenue, Suite 600
Long Beach, CA 90802-4440
Attn:  Peiwen Chang

Re: Trust Agreement dated March 27, 2000


Dear Sirs:

     We hereby confirm that the following event specified in Exhibit B to the Trust Agreement has occurred: [Specify name of event]

     Accordingly, you are authorized and instructed to release to Seller the following Escrowed Property: [Specify amount and type of Escrowed Property to be released]

Words and expressions defined in the Trust Agreement shall have the same meanings herein.


Very truly yours,

Financial Intranet, Inc.



By: /s/Michael Sheppard